Exhibit 99.1

        The DIRECTV Group Announces First Quarter 2005 Results

    EL SEGUNDO, Calif.--(BUSINESS WIRE)--May 2, 2005--The DIRECTV
Group, Inc. (NYSE:DTV):

    --  DIRECTV U.S. Adds 505,000 Net Subscribers

    --  DIRECTV U.S. Increases Revenues 35% to $2.8 Billion and
        Operating Profit before Depreciation and Amortization 48% to
        $216 Million

    The DIRECTV Group, Inc. (NYSE:DTV) today reported that first quarter revenues increased 26% to $3.15 billion and operating profit before depreciation and amortization(1) grew 77% to $158 million compared to last year's first quarter. The DIRECTV Group reported a first quarter 2005 operating loss of $54 million and net loss of $41 million compared with an operating loss of $96 million and a net loss of $639 million in the same period last year.
    "The strong demand for DIRECTV U.S.' service throughout the country continued in the first quarter leading to first quarter records for both gross and net subscriber additions of 1.14 million and 505 thousand, respectively," said Chase Carey, president and CEO of The DIRECTV Group, Inc. "In addition, DIRECTV U.S.' 35% revenue growth and 48% increase in operating profit before depreciation and amortization demonstrate that we're beginning to see the benefits from our improved operating performance including efficiencies gained in the former NRTC territories. Although these results reflect steady progress in key operating areas such as churn, upgrade and retention marketing and subscriber acquisition costs, we still have much to accomplish as we continue to drive profitable growth."
    Carey concluded, "We are moving quickly to enhance our service and in the coming months we will have launched three new satellites that will greatly expand our capacity and enable us to introduce an array of compelling new programming services, including additional local channels in high-definition format. We will roll out our new interactive digital video recorder in the summer, followed shortly thereafter by the launch of a suite of enhanced new services for our exclusive NFL SUNDAY TICKET(TM) package. Additionally, around the end of the year we will introduce the DIRECTV Home Media Center. We believe that the enhancements we are making to our service, coupled with our ongoing efforts to further improve DIRECTV's industry-leading customer service, will bring us closer to our goal of making DIRECTV the best television experience in the world."

    First Quarter Review

    Operational Review. In the first quarter of 2005, The DIRECTV Group's revenues of $3.15 billion increased 26% compared to the first quarter of 2004 driven principally by strong DIRECTV U.S. subscriber growth, the consolidation of the full economics of the former NRTC and Pegasus subscribers (acquired in the third quarter of 2004), and strong average monthly revenue per subscriber (ARPU) growth. These changes were partially offset by the absence of DIRECTV(R) set-top receiver revenues at Hughes Network Systems (HNS) due to the sale of the set-top box manufacturing operations in June 2004.



                THE DIRECTV GROUP'S OPERATIONAL REVIEW

                                              Three Months
                                             Ended March 31,
                                    ----------------------------------
                                          2005             2004
----------------------------------- ------------------ ---------------
Revenues ($M)                           $3,148           $2,493
----------------------------------- ------------------ ---------------
Operating Profit Before
 Depreciation and Amortization ($M)        158               89
----------------------------------- ------------------ ---------------
Operating Loss ($M)                        (54)             (96)
----------------------------------- ------------------ ---------------
Net Loss ($M)                              (41)            (639)
----------------------------------- ------------------ ---------------
Loss Per Common Share ($)                (0.03)           (0.46)
----------------------------------- ------------------ ---------------
Free Cash Flow(1) ($M)                    (202)            (622)
----------------------------------- ------------------ ---------------

(1) See footnote 2 on page 6 of this release.


    The improved operating profit before depreciation and amortization of $158 million was primarily due to the increase in gross profit generated from higher revenues at DIRECTV U.S. and a $33 million higher pre-tax charge in the first quarter of 2004 for severance, related pension costs and retention benefit expenses. These changes were partially offset by increased subscriber acquisition costs primarily related to the first quarter record gross subscriber additions and higher upgrade and retention costs at DIRECTV U.S. Also impacting the comparison was a larger loss at HNS primarily related to charges associated with the sale of the remaining HNS assets completed on April 22, 2005.
    The smaller operating loss of $54 million was due to the higher operating profit before depreciation and amortization discussed above, the absence of depreciation at HNS due to its sale and lower depreciation at DIRECTV Latin America principally reflecting the effects of a fourth quarter 2004 write-down of assets in Mexico. These improvements were partially offset by higher amortization expense at DIRECTV U.S. resulting from intangible assets recorded as part of the NRTC and Pegasus transactions, which were completed in the third quarter of 2004.
    The net loss of $41 million in the first quarter of 2005 was smaller primarily due to several non-cash after-tax charges included in the 2004 results: $479 million related to the sale of PanAmSat (reflected in "Loss from discontinued operations, net of taxes"); $311 million resulting from a change in The DIRECTV Group's method of accounting for subscriber acquisition, upgrade and retention costs (reflected in "Cumulative effect of accounting change, net of taxes"); and $63 million for the early retirement of PanAmSat's PAS-6 backup satellite due to a failure in its power system (also reflected in "Loss from discontinued operations, net of taxes.") Also favorably impacting the comparison was an income tax benefit resulting from the loss from continuing operations in the first quarter of 2005, as well as from the smaller operating loss discussed above. These changes were partially offset by a first quarter 2004 pre-tax gain of $387 million related to the sale of approximately 19 million shares of XM Satellite Radio as well as a $45 million pre-tax gain that primarily resulted from the restructuring of certain contracts in connection with the February 2004 completion of DIRECTV Latin America, LLC bankruptcy proceedings.

    SEGMENT FINANCIAL REVIEW

    DIRECTV U.S. Segment

    Beginning in the fourth quarter of 2004, DIRECTV U.S. reports its current and prior period subscribers and churn on a total platform basis and no longer separately reports subscribers and churn for the former NRTC and Pegasus territories. These changes resulted from DIRECTV U.S.' purchase of 1.4 million Pegasus and NRTC member subscribers and certain related assets in the third quarter of 2004.



                                                Three Months
DIRECTV U.S.                                   Ended March 31,
                                        ------------------------------
                                             2005            2004
--------------------------------------- -------------- ---------------
Revenue ($M)                               $2,801          $2,081
--------------------------------------- -------------- ---------------
Average Monthly Revenue per Subscriber
 (ARPU) ($)                                 65.78           63.57
--------------------------------------- -------------- ---------------
Operating Profit Before Depreciation
 and Amortization ($M)                        216             145
--------------------------------------- -------------- ---------------
Operating Profit ($M)                          38              21
--------------------------------------- -------------- ---------------
Free Cash Flow(1) ($M)                         24            (166)
--------------------------------------- -------------- ---------------
Subscriber Data(2):
--------------------------------------- -------------- ---------------
Gross Platform Subscriber Additions
 (000's)                                    1,137             951
--------------------------------------- -------------- ---------------
Average Monthly Platform Subscriber
 Churn                                      1.49%            1.43%
--------------------------------------- -------------- ---------------
Net Platform Subscriber Additions
 (000's)                                      505             419
--------------------------------------- -------------- ---------------
Cumulative Subscribers  (000's)            14,445          12,631
--------------------------------------- -------------- ---------------

(1) See footnote 2 on page 6 of this release.

(2) The amounts presented for 2004 and 2005 include the results from the former NRTC and Pegasus subscribers for all periods presented.


    First Quarter Review

    DIRECTV U.S. gross subscriber additions increased by 20% to a first quarter record of 1,137,000 due in part to improved local and international programming, as well as improved distribution mostly through the telephone company partnerships and in the former NRTC territories. After accounting for average monthly churn of 1.49% in the period, DIRECTV U.S. added 505,000 net subscribers in the quarter, an increase of 21% over the same period last year. As of March 31, 2005, the total number of DIRECTV platform subscribers increased 14% to 14.45 million compared to the 12.63 million platform subscribers as of March 31, 2004.
    DIRECTV U.S. generated quarterly revenues of $2.80 billion, an increase of 35% compared to last year's first quarter revenues. The increase was primarily due to continued strong subscriber growth, the consolidation of the full economics of the former NRTC and Pegasus subscribers and higher ARPU. ARPU increased 3.5% to $65.78 principally due to programming package price increases, higher mirroring fees from an increase in the average number of set-top receivers per customer and an increase in the percentage of customers subscribing to local channels. These ARPU improvements were partially offset by the impact from the consolidation of the former NRTC and Pegasus subscribers, primarily due to the lower ARPU received from these subscribers. The consolidation of the former NRTC and Pegasus subscribers negatively impacted ARPU by approximately $2.75. Excluding this negative impact, ARPU would have increased by about 8%.
    The first quarter 2005 increase in operating profit before depreciation and amortization to $216 million and operating profit to $38 million was primarily due to the increase in gross profit generated from the higher revenues. This improvement was partially offset by increased subscriber acquisition costs principally related to the record first quarter gross subscriber additions. Also impacting the quarter were higher upgrade and retention expenses mostly due to an increase in the number of existing customers taking Digital Video Recorders (DVRs), the mover's program, as well as high-definition and local channel equipment upgrades. In addition, operating profit was negatively impacted by higher amortization expense resulting from intangible assets recorded as part of the NRTC and Pegasus transactions.

    DIRECTV Latin America Segment

    On October 11, 2004, The DIRECTV Group announced a series of transactions with News Corporation, Grupo Televisa, Globo and Liberty Media that are designed to strengthen the operating and financial performance of DIRECTV Latin America by combining the two Direct-To-Home (DTH) platforms into a single platform in each of the major territories served in the region. In aggregate, The DIRECTV Group is paying approximately $580 million in cash for the News Corporation and Liberty Media equity stakes in the Sky platforms, of which approximately $398 million was paid in October 2004 with the remaining amount expected to be paid in 2006.
    Specifically, in Brazil, DIRECTV Brasil and Sky Brasil have agreed to merge, with DIRECTV Brasil customers migrating to the Sky Brasil platform. The transactions in Brazil are subject to local regulatory approval, which has not yet been granted. In Mexico, DIRECTV Latin America's local affiliate is in the process of closing its operations and migrating its subscribers to Sky Mexico. Since the transactions were announced, 103,000 subscribers have been migrated to Sky Mexico, including 68,000 in the first quarter. DIRECTV Latin America's affiliate in Mexico had approximately 97,000 subscribers remaining at the end of the first quarter. In the rest of the region, The DIRECTV Group effectively acquired Sky Multi-Country Partners' DTH satellite platforms in Colombia and Chile, resulting in the addition of approximately 89,000 subscribers in 2004. DIRECTV Latin America intends to migrate these subscribers to the DIRECTV Latin America platform in 2005. However, the transaction in Colombia is subject to local regulatory approval.



                                                   Three Months
DIRECTV Latin America                             Ended March 31,
                                             -------------------------
Dollars in Millions                              2005        2004
-------------------------------------------- ----------- -------------
Revenue                                          $184        $162
-------------------------------------------- ----------- -------------
Operating Profit Before Depreciation and
 Amortization                                     23           16
-------------------------------------------- ----------- -------------
Operating Loss                                    (14)        (31)
-------------------------------------------- ----------- -------------
Net Subscriber Additions(1) (000's)                29          17
-------------------------------------------- ----------- -------------
Cumulative Subscribers(2)  (000's)              1,570       1,526
-------------------------------------------- ----------- -------------

(1) Excludes Mexico.
(2) Includes the remaining DIRECTV Latin America subscribers in
    Mexico.


    First Quarter Review

    In the first quarter of 2005, excluding Mexico, DIRECTV Latin America added 29,000 net subscribers principally in Venezuela and Argentina due to the recent introduction of more competitive programming package offerings. The total number of DIRECTV subscribers in Latin America as of March 31, 2005, including the remaining subscribers in Mexico, was 1.57 million compared with 1.53 million as of March 31, 2004.
    Revenues for DIRECTV Latin America increased 14% to $184 million in the quarter primarily due to the larger subscriber base and the consolidation of Sky Chile and Sky Colombia, partially offset by lower revenues due to the ongoing shut-down of DIRECTV Latin America's Mexico operations. The improvements in DIRECTV Latin America's first quarter 2005 operating profit before depreciation and amortization to $23 million and operating loss to $14 million were primarily attributed to the gross profit generated from the higher revenues discussed above. The smaller operating loss was also due to the reduction of depreciation principally reflecting the effect of a fourth quarter 2004 write-down of assets in Mexico.

    Network Systems Segment

    In April 2005, The DIRECTV Group completed the previously announced sale of substantially all of the remaining assets of HNS to a new entity that is jointly owned by SkyTerra Communications, Inc. and The DIRECTV Group. SkyTerra is an affiliate of Apollo Management, L.P., a New York-based private equity firm. The DIRECTV Group received $246 million in cash at the close of the transaction and 300,000 shares of SkyTerra common stock, currently valued at about $12 million.
    In the second quarter of 2004, The DIRECTV Group entered into an agreement with Thomson Inc. for a long-term supply and development agreement which included the sale of HNS' set-top box manufacturing operations to Thomson.



                                            Three Months
HNS                                        Ended March 31,
                               ---------------------------------------
Dollars in Millions                   2005                2004
------------------------------ -------------------- ------------------
Revenue                               $166                $317
------------------------------ -------------------- ------------------
Operating Profit (Loss) Before
 Depreciation and Amortization         (53)                 4
------------------------------ -------------------- ------------------
Operating Loss                         (53)               (14)
------------------------------ -------------------- ------------------


    First Quarter Review

    First quarter 2005 revenue declined to $166 million principally due to the sale in 2004 of the HNS set-top box operations to Thomson as discussed above. The operating loss before depreciation and amortization and operating loss were mostly due to charges associated with the sale of the remaining HNS assets and reflecting the sale of the set-top box business. Due to the sale of HNS, beginning in December 2004, depreciation is no longer recorded at the Network Systems Segment. As a result, the $53 million operating loss before depreciation and amortization is equivalent to the operating loss. The DIRECTV Group expects to take additional pension and severance related charges of up to $30 million in the remainder of 2005 and may incur further charges for post-closing adjustments that cannot be determined at this time.



               CONSOLIDATED BALANCE SHEET AND CASH FLOW

The DIRECTV Group                     March 31,        December 31,
                                 -------------------------------------
Dollars in Billions                     2005              2004
-------------------------------- ------------------ ------------------
Cash, Cash Equivalents & Short
 Term Investments                      $2.68              $2.83
-------------------------------- ------------------ ------------------
Total Debt                              2.42               2.43
-------------------------------- ------------------ ------------------
Net Debt/(Cash)                        (0.26)             (0.40)
-------------------------------- ------------------ ------------------


    In the first quarter of 2005, The DIRECTV Group had negative free cash flow(2) of $202 million mostly due to capital expenditures in the quarter. To better conform to industry convention and improve visibility on operating performance, beginning in the first quarter of 2005, DIRECTV defines free cash flow as "Net Cash Provided by (Used in) Operating Activities" less capital expenditures which consists of "Expenditures for property" and "Expenditures for satellites." The DIRECTV Group's consolidated cash and short term investment balance decreased by $152 million to $2.68 billion and total debt declined by $10 million to $2.42 billion compared to the December 31, 2004 balances due to the negative free cash flow discussed above and $32 million used in financing activities primarily for the repayment of debt and other obligations, partially offset by $79 million of cash received from the sale of an equity investment.
    In April 2005, DIRECTV U.S. entered into a new senior secured credit facility. The new facility consists of a $500 million undrawn six-year revolving credit facility, a $500 million six-year Term Loan A and a $1.5 billion eight-year Term Loan B, both of which are fully funded. The interest rate on each of the term loans is currently LIBOR plus 1.50% per annum. The proceeds of the term loans were used to repay an existing $1.0 billion senior secured loan and to pay related financing costs. The remaining proceeds are available for working capital or other requirements.
    In addition, DIRECTV U.S. intends to redeem $490 million, plus interest and a redemption premium, of its senior notes on May 19, 2005. As a result of these transactions, DIRECTV expects to record a pre-tax charge of approximately $56 million in the second quarter of 2005 related to the premium paid for the redemption of the senior notes and the write-off of deferred debt issuance costs.

    CONFERENCE CALL INFORMATION

    A live webcast of The DIRECTV Group's first quarter 2005 earnings call will be available on the company's website at www.directv.com. The call will begin at 11:00 a.m. ET, today May 2, 2005. The dial in number for the call is (913) 312-1295. The webcast will be archived on our website and a replay of the call will be available (dial in number: 719-457-0820, code: 6748515) beginning at 3:30 p.m. ET today through 11:59 p.m. ET Friday, May 6, 2005.

    FOOTNOTES

    (1) Operating profit (loss) before depreciation and amortization, which is a non-GAAP financial measure, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with accounting principles generally accepted in the United States of America. Please see each of The DIRECTV Group's and DIRECTV Holdings LLC's Annual Reports on Form 10-K for the year ended December 31, 2004 for further discussion of operating profit (loss) before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

    (2) Free cash flow, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated by deducting amounts under the captions "Expenditures for property and equipment" and "Expenditures for satellites" from "Net cash provided by (used in) operating activities" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by DIRECTV U.S.' current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

    CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model; improve customer service; create new and desirable programming content and interactive features; achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.



              NON-GAAP FINANCIAL RECONCILIATION SCHEDULES
                 (Numbers may not add due to rounding)

    The following table reconciles Operating Profit before Depreciation and Amortization to Operating Loss.(1)

Dollars in Millions                              Three Months
                                                Ended March 31,
----------------------------------------------------------------------
                                              2005           2004
--------------------------------------- -------------- ---------------
The DIRECTV Group
 Operating Loss                              $(54)          $(96)
 Plus: Depreciation & Amortization (D&A)      212            186
                                        -------------- ---------------
 Operating Profit before D&A                 $158            $89
--------------------------------------- ============== ===============

(1) For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group's quarterly report on Form 10-Q for the quarter ended March 31, 2005, which is expected to be filed with the SEC in May 2005. Additional DIRECTV U.S. non-GAAP financial reconciliation is included with the DIRECTV Holdings LLC's stand-alone financial statements included in this earnings release.

    The following tables reconcile Free Cash Flow to "Net Cash
Provided by (Used in) Operating Activities."


Dollars in Millions                           Three Months
                                             Ended March 31,
----------------------------------------------------------------------
                                           2005             2004
---------------------------------- ------------------- ---------------
The DIRECTV Group
 Free Cash Flow                          $(202)           $(623)
 Plus: Expenditures for property            73              103
 Plus: Expenditures for satellites         132              107
                                   ------------------- ---------------
 Net Cash Provided by (Used in)
  Operating Activities                      $4            $(413)
---------------------------------- =================== ===============


Dollars in Millions                          Three Months
                                            Ended March 31,
----------------------------------------------------------------------
                                       2005               2004
-------------------------------- --------------------- ---------------
DIRECTV U.S.
 Free Cash Flow                        $24               $(166)
 Plus: Expenditures for property
  & equipment                           46                  52
 Plus: Expenditures for
  satellites                           100                  72
                                 --------------------- ---------------
 Cash Flow Provided by (Used in)
  Operating Activities                $171                $(43)
-------------------------------- ===================== ===============


    DIRECTV is the nation's leading and fastest-growing digital multichannel television service provider with more than 14.4 million customers. DIRECTV and the Cyclone Design logo are registered trademarks of DIRECTV Inc. DIRECTV is a world-leading provider of digital multichannel television entertainment. (NYSE: DTV) DIRECTV is approximately 34 percent owned by News Corporation. For more information visit www.directv.com.


THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

                                                Three Months
                                               Ended March 31,
                                       -------------------------------
                                            2005            2004
                                       --------------- ---------------

Revenues                                     $3,147.9        $2,493.2
-------------------------------------- --------------- ---------------

Operating Costs and Expenses, exclusive
 of depreciation and amortization
 expense shown separately below

 Broadcast programming and other costs
  of sale                                     1,344.9         1,114.1
 Subscriber service expenses                    232.1           156.0
 Subscriber acquisition costs:
  Third-party customer acquisitions             599.0           451.0
  Direct customer acquisitions                  162.2           152.7
 Upgrade and retention costs                    254.5           176.6
 Broadcast operations expenses                   62.2            45.3
 General and administrative expenses            314.3           308.1
 Asset impairment charges                        20.9               -
Depreciation and amortization expense           212.0           185.6
-------------------------------------- --------------- ---------------
Total Operating Costs and Expenses            3,202.1         2,589.4
-------------------------------------- --------------- ---------------

Operating Loss                                  (54.2)          (96.2)

Interest income                                  22.1             5.7
Interest expense                                (55.3)          (23.3)
Reorganization income                               -            45.2
Other, net                                       (1.7)          391.6
-------------------------------------- --------------- ---------------

Income (Loss) From Continuing Operations
 Before Income Taxes, Minority Interests
 and Cumulative Effect of Accounting
 Change                                         (89.1)          323.0

Income tax (expense) benefit                     43.7          (147.1)
Minority interests in net (earnings)
 losses of subsidiaries                           4.0            (0.7)
-------------------------------------- --------------- ---------------

Income (loss) from continuing
 operations before cumulative effect
 of accounting change                           (41.4)          175.2
Loss from discontinued operations, net
 of taxes                                           -          (503.5)
-------------------------------------- --------------- ---------------

Loss before cumulative effect of
 accounting change                              (41.4)         (328.3)
Cumulative effect of accounting
 change, net of taxes                               -          (310.5)
-------------------------------------- --------------- ---------------

Net Loss                                       $(41.4)        $(638.8)
====================================== =============== ===============

Basic and Diluted Loss Per Common
 Share:
Income (loss) from continuing
 operations before cumulative effect
 of accounting change                          $(0.03)          $0.12
Loss from discontinued operations, net
 of taxes                                           -           (0.36)
Cumulative effect of accounting
 change, net of taxes                               -           (0.22)
-------------------------------------- --------------- ---------------
Net Loss                                       $(0.03)         $(0.46)
====================================== =============== ===============

Weighted average number of common shares outstanding
 (in millions)
 Basic                                        1,386.0         1,384.0
 Diluted                                      1,386.0         1,389.9
====================================== =============== ===============


THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                          March 31,    December 31,
ASSETS                                      2005            2004
----------------------------------------------------------------------
Current Assets
Cash and cash equivalents                    $2,678.5        $2,307.4
Short-term investments                              -          $522.6
Accounts and notes receivable, net of
 allowances of $122.7 and $121.7                871.1           918.6
Inventories                                     266.9           124.4
Prepaid expenses and other                      403.9           377.0
Assets of business held for sale                513.8           521.1
-------------------------------------- --------------- ---------------

Total Current Assets                          4,734.2         4,771.1
Satellites, net                               1,663.6         1,560.4
Property, net                                 1,107.2         1,135.1
Goodwill, net                                 3,045.3         3,044.1
Intangible Assets, net                        2,139.4         2,227.1
Investments and Other Assets                  1,557.8         1,586.6
-------------------------------------- --------------- ---------------

Total Assets                                $14,247.5       $14,324.4
====================================== =============== ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------- --------------- ---------------
Current Liabilities
Accounts payable                             $1,330.8        $1,290.9
Unearned subscriber revenue and
 deferred credits                               236.0           261.5
Short-term borrowings and current
 portion of long-term debt                       24.8            19.8
Accrued liabilities and other                   903.5           881.7
Liabilities of business held for sale           198.0           240.6
-------------------------------------- --------------- ---------------

Total Current Liabilities                     2,693.1         2,694.5
Long-Term Debt                                2,394.9         2,409.5
Other Liabilities and Deferred Credits        1,645.4         1,665.4
Commitments and Contingencies
Minority Interests                               44.0            47.9
Stockholders' Equity                          7,470.1         7,507.1
-------------------------------------- --------------- ---------------

Total Liabilities and Stockholders'
 Equity                                     $14,247.5       $14,324.4
====================================== =============== ===============


THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                        Three Months Ended March 31,
                                       -------------------------------
                                            2005            2004
-------------------------------------- --------------- ---------------
Cash Flows from Operating Activities
Income (loss) from continuing
 operations before cumulative effect
 of accounting change                          $(41.4)         $175.2
Adjustments to reconcile income (loss)
 from continuing operations before
 cumulative effect of accounting
 change to net cash provided by
 (used in) operating activities
   Depreciation and amortization                212.0           185.6
   Asset impairment charges                      20.9               -
   Equity losses from unconsolidated
    affiliates                                    0.6               -
   Net (gain) loss from sale of
    investments                                   1.6          (391.7)
   Loss on disposal of assets                     0.2            13.4
   Stock-based compensation expense              10.9             7.1
   Deferred income taxes and other              (47.8)           23.9
   Change in other operating assets
    and liabilities
     Accounts and notes receivable               47.5            12.6
     Inventories                               (142.5)          (15.1)
     Prepaid expenses and other                 (39.9)           65.5
     Accounts payable                            39.0          (419.1)
     Accrued liabilities                         (1.3)          (53.2)
     Other                                      (56.0)          (16.7)
-------------------------------------- --------------- ---------------
Net Cash Provided by (Used in)
 Operating Activities                             3.8          (412.5)
-------------------------------------- --------------- ---------------
Cash Flows from Investing Activities
Purchase of short-term investments           (1,031.9)         (786.7)
Sale of short-term investments                1,557.8           918.5
Expenditures for property                       (73.2)         (103.2)
Expenditures for satellites                    (132.4)         (106.6)
Proceeds from sale of investments                79.2           257.8
Other                                            (0.6)            1.8
-------------------------------------- --------------- ---------------
Net Cash Provided by Investing
 Activities                                     398.9           181.6
-------------------------------------- --------------- ---------------
Cash Flows from Financing Activities
Net increase in short-term borrowings             1.2             6.3
Repayment of long-term debt                     (10.8)          (12.7)
Debt issuance costs                                 -            (1.9)
Repayment of long-term obligations              (22.9)              -
Stock options exercised                           0.9             5.1
-------------------------------------- --------------- ---------------
Net Cash Used in Financing Activities           (31.6)           (3.2)
-------------------------------------- --------------- ---------------
Net increase (decrease) in cash and
 cash equivalents                               371.1          (234.1)
Cash and cash equivalents at beginning
 of the period                                2,307.4         1,434.7
-------------------------------------- --------------- ---------------
Cash and cash equivalents at the end
 of the period                               $2,678.5        $1,200.6
-------------------------------------- --------------- ---------------

Supplemental Cash Flow Information
Interest paid                                   $82.9           $54.2
Income taxes paid                                 2.7            11.6


THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

                                                Three Months
                                               Ended March 31,
                                       -------------------------------
                                            2005            2004
 ---------------------------------------------------------------------
 DIRECTV U.S.
 Revenues                                    $2,800.8        $2,080.8
 Operating Profit Before Depreciation
  and Amortization(1)                           215.6           145.2
 Operating Profit Before Depreciation
  and Amortization Margin(1)                      7.7%            7.0%
 Operating Profit                               $38.4           $21.4
 Operating Profit Margin                          1.4%            1.0%
 Depreciation and Amortization                 $177.2          $123.8
 Capital Expenditures                           146.2           123.5

 ---------------------------------------------------------------------
 DIRECTV LATIN AMERICA
 Revenues                                      $183.9          $162.4
 Operating Profit Before Depreciation
  and Amortization(1)                            22.6            15.6
 Operating Profit Before Depreciation
  and Amortization Margin(1)                     12.3%            9.6%
 Operating Loss                                $(13.5)         $(31.3)
 Depreciation and Amortization                   36.1            46.9
 Capital Expenditures                            17.0            18.9

 ---------------------------------------------------------------------
 NETWORK SYSTEMS
 Revenues                                      $166.2          $316.7
 Operating Profit (Loss) Before
  Depreciation and Amortization(1)              (52.8)            3.5
 Operating Profit Before Depreciation
  and Amortization Margin(1)                      N/A             1.1%
 Operating Loss                                $(52.8)         $(14.2)
 Depreciation and Amortization                      -            17.7
 Capital Expenditures                            14.2            38.6

 ---------------------------------------------------------------------
 ELIMINATIONS and OTHER
 Revenues                                       $(3.0)         $(66.7)
 Operating Loss Before Depreciation
  and Amortization(1)                           (27.6)          (74.9)
 Operating Loss                                 (26.3)          (72.1)
 Depreciation and Amortization                   (1.3)           (2.8)
 Capital Expenditures                            28.2            28.8

 ---------------------------------------------------------------------
 TOTAL
 Revenues                                    $3,147.9        $2,493.2
 Operating Profit Before Depreciation
  and Amortization(1)                           157.8            89.4
 Operating Profit Before Depreciation
  and Amortization Margin(1)                      5.0%            3.6%
 Operating Loss                                $(54.2)         $(96.2)
 Depreciation and Amortization                  212.0           185.6
 Capital Expenditures                           205.6           209.8

 =====================================================================

(1) See footnote 1 under the FOOTNOTES section above.


 The Following Tables Reflect DIRECTV U.S.' Financial Statements and
                  Other Data as a Stand Alone Entity

DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

                                        Three Months Ended March 31,
                                       -------------------------------
                                            2005            2004
                                       --------------- ---------------

Revenues                                     $2,800.8        $2,080.8
Operating Costs and Expenses,
 exclusive of depreciation and
 amortization expense shown separately
 below
  Programming and other costs                 1,149.6           848.1
  Subscriber service expenses                   220.5           146.0
  Subscriber acquisition costs:
   Third-party customer acquisitions            587.9           436.5
   Direct customer acquisitions                 157.7           151.3
  Upgrade and retention costs                   252.2           174.2
  Broadcast operations expenses                  35.4            30.0
  General and administrative expenses           181.9           149.5
Depreciation and amortization expense           177.2           123.8
                                       --------------- ---------------
   Total Operating Costs and Expenses         2,762.4         2,059.4
                                       --------------- ---------------
Operating Profit                                 38.4            21.4
Interest expense, net                           (56.0)          (47.4)
Other expense                                    (0.4)             --
                                       --------------- ---------------
Loss Before Income Taxes and
 Cumulative Effect of Accounting
 Change                                         (18.0)          (26.0)
Income tax benefit                                6.9            10.0
                                       --------------- ---------------
Loss Before Cumulative Effect of
 Accounting Change                              (11.1)          (16.0)
Cumulative effect of accounting
 change, net of taxes                              --          (311.5)
                                       --------------- ---------------
Net Loss                                       $(11.1)        $(327.5)
                                       =============== ===============


DIRECTV HOLDINGS LLC
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                       March 31, 2005   Dec. 31, 2004
                                       --------------- ---------------
                ASSETS
Current Assets
  Cash and cash equivalents                     $32.3           $34.5
  Accounts receivable, net of
   allowances of $86.6 and $86.4                839.8           885.0
  Inventories, net                              265.7           122.0
  Prepaid expenses and other                    263.7           289.8
                                       --------------- ---------------
    Total Current Assets                      1,401.5         1,331.3
Satellites, net                               1,699.5         1,597.4
Property, net                                   674.1           686.1
Goodwill                                      3,031.7         3,031.7
Intangible Assets, net                        2,136.6         2,224.9
Other Assets                                    116.8           122.8
                                       --------------- ---------------
    Total Assets                             $9,060.2        $8,994.2
                                       =============== ===============

    LIABILITIES AND OWNER'S EQUITY
Current Liabilities
  Accounts payable and accrued
   liabilities                               $1,877.5        $1,771.7
  Unearned subscriber revenue and
   deferred credits                             229.8           255.9
  Current portion of long-term debt              10.2            10.2
                                       --------------- ---------------
    Total Current Liabilities                 2,117.5         2,037.8
Long-Term Debt                                3,266.4         3,276.6
Other Liabilities and Deferred Credits        1,116.1         1,128.6
Deferred Income Taxes                           163.8           172.3
Commitments and Contingencies
Owner's Equity
  Capital stock and additional paid-in
   capital                                    3,487.3         3,458.7
  Accumulated deficit                        (1,090.9)       (1,079.8)
                                       --------------- ---------------
    Total Owner's Equity                      2,396.4         2,378.9
                                       --------------- ---------------
    Total Liabilities and Owner's
     Equity                                  $9,060.2        $8,994.2
                                       =============== ===============


DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                        Three Months Ended March 31,
                                       -------------------------------
                                            2005            2004
                                       --------------- ---------------
Cash Flows from Operating Activities
Loss Before Cumulative Effect of
 Accounting Change                             $(11.1)         $(16.0)
Adjustments to reconcile loss before
 cumulative effect of accounting
 change to net cash provided by (used
 in) operating activities
  Depreciation and amortization
   expense                                      177.2           123.8
  Equity losses from unconsolidated
   affiliates                                     0.4              --
  Loss on sale or disposal of property              -            10.3
  Stock-based compensation expense                4.6             2.1
  Amortization of debt issuance costs             2.3             2.2
  Deferred income taxes and other                (7.0)          (10.2)
  Change in other operating assets and
   liabilities
    Accounts receivable, net                     45.2             6.0
    Inventories                                (143.7)          (15.2)
    Prepaid expenses and other                   24.6            (2.5)
    Other assets                                  3.0           (20.5)
    Accounts payable and accrued
     liabilities                                103.6          (100.7)
    Unearned subscriber revenue and
     deferred credits                           (26.1)           13.0
    Other liabilities and deferred
     credits                                     (2.5)          (34.9)
                                       --------------- ---------------
      Net Cash Provided by (Used in)
       Operating Activities                     170.5           (42.6)
                                       --------------- ---------------
Cash Flows from Investing Activities
Expenditures for property and
 equipment                                      (45.8)          (51.5)
Expenditures for satellites                    (100.4)          (72.0)
                                       --------------- ---------------
      Net Cash Used in Investing
       Activities                              (146.2)         (123.5)
                                       --------------- ---------------
Cash Flows from Financing Activities
Repayment of debt                               (10.2)          (12.2)
Payments for long-term obligations              (16.3)             --
Debt issuance costs                                --            (1.9)
                                       --------------- ---------------
      Net Cash Used in Financing
       Activities                               (26.5)          (14.1)
                                       --------------- ---------------
Net decrease in cash and cash
 equivalents                                     (2.2)         (180.2)
Cash and cash equivalents at beginning
 of the period                                   34.5           415.7
                                       --------------- ---------------
Cash and cash equivalents at end of
 the period                                     $32.3          $235.5
                                       =============== ===============

Supplemental Cash Flow Information
Interest paid                                   $83.7           $82.1
Income taxes (refunded) paid                    (44.1)            0.3


DIRECTV HOLDINGS LLC
Non-GAAP Financial Reconciliation and Other Data
(Unaudited)

                                             Three Months Ended
                                                  March 31,
                                       -------------------------------
                                            2005            2004
                                       --------------- ---------------
                                            (Dollars in Millions)

Operating Profit                                $38.4           $21.4
Add back: Subscriber acquisition
 costs:
     Third-party customer acquisitions          587.9           436.5
     Direct customer acquisitions               157.7           151.3
 Depreciation and amortization expense          177.2           123.8
                                       --------------- ---------------
Subtotal                                        922.8           711.6
                                       --------------- ---------------

Pre-SAC margin(1)                              $961.2          $733.0
                                       =============== ===============
Pre-SAC margin as a percentage of
 revenue(1)                                      34.3%           35.2%


                              Other Data
----------------------------------------------------------------------
                                             Three Months Ended
                                                  March 31,
                                       -------------------------------
                                            2005            2004
                                       --------------- ---------------
Average monthly revenue per subscriber
 (ARPU)                                        $65.78          $63.57
Average monthly churn %(2)                       1.49%           1.43%
Average subscriber acquisition costs-
 per subscriber (SAC)                            $656            $644
Total number of subscribers-platform
 (000's)(2)                                    14,445          12,631
Capital expenditures (millions)                $146.2          $123.5

(1) Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated by adding amounts under the captions "Subscriber acquisition costs" and "Depreciation and amortization expense" to "Operating Profit." This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers, and for capital expenditures. To compensate for the exclusion of "Subscriber acquisition costs," management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

    The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.' current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

(2) The amounts presented for 2004 and 2005 include the results from the former NRTC and Pegasus subscribers for all periods presented.

    CONTACT: The DIRECTV Group, Inc.
             Media Contact: Bob Marsocci, 310-964-4656
             Investor Relations: 212-462-5200